Exhibit 5.1

26 June 2026	Our Ref: MB/cb/V1410-175594

Vertical Aerospace Ltd. c/o Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands

VERTICAL AEROSPACE LTD.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with registration for the issue and sale of certain securities in the capital of Vertical Aerospace Ltd. (the "Company") including:

(a)	ordinary shares of par value $0.001 per share in the capital of the Company (an "Ordinary Share");

(b)	preferred shares of par value $0.001 per share in the capital of the Company (a "Preferred Share");

(c)	warrants to subscribe for Ordinary Shares (a "Warrant"), which may be issued under one or more warrant agreements to be entered into between the Company and the warrant agent to be named therein (a "Warrant Agreement");

(d)	rights to subscribe for Ordinary Shares (a "Right"), which may be issued under one or more rights agreements (a "Rights Agreement"); and

(e)	units consisting of any combination of the other types of securities offered under the Registration Statement (a "Unit"), which may be issued under one or more unit agreements (a "Unit Agreement"), from time to time in one or more offerings, in each case under the United States Securities Act of 1933, as amended (the "Securities Act") and pursuant to the terms of the Registration Statement, plus any additional Ordinary Shares, Preferred Shares, Warrants, Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement. The Warrants, Rights and Units are referred to herein collectively as the "Securities".

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For the purposes of giving this opinion, we have examined and relied solely upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents (defined below) nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, as at the date hereof, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").

2.	With respect to the Ordinary Shares and the Preferred Shares: when (a) the board of directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) the name of the registered owner thereof has been entered in the Register of Members of the Company confirming that such shares have been issued credited as fully paid, then the Ordinary Shares and/or the Preferred Shares (as applicable) will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof in respect of the shares by the Company).

3.	When the applicable Warrant Agreement has been duly authorised, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorised by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the Registration Statement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorised and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When the applicable Rights Agreement has been duly authorised, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable Rights Agreement and authorised by all necessary corporate action of the Company, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Rights Agreement and in the manner contemplated by the Registration Statement and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorised and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5.	When the applicable Unit Agreement has been duly authorised, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorised in accordance with the terms of the applicable Unit Agreement and authorised by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Unit Agreement and in the manner contemplated by the Registration Statement and by such corporate action (assuming the securities underlying such Units have been duly authorised and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are given based on the following assumptions.

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on any Warrant Agreement, Rights Agreement, Unit Agreement and any documents entered into in connection with the issue or delivery of Ordinary Shares, Preferred Shares or Securities (collectively, the "Documents") will be genuine and those of a person or persons given power to execute the Documents under the Resolutions (as defined below) or any power of attorney given by the Company to execute the Documents. All copies are complete and conform to their originals.

2.	There will be no amendment and/or restatement of the Memorandum and Articles which will affect the opinions given herein.

3.	Information contained in the Registration Statement and all other documents reviewed by us is true and correct.

4.	At the time of the issuance of the Ordinary Shares and/or Preferred Shares, the Company will have sufficient authorised and unissued share capital available in order to issue the Ordinary Shares and/or Preferred Shares required to be issued under or pursuant to any Rights Agreement, Warrant Agreement or Unit Agreement (as applicable) or other Documents under the terms of which the Company has agreed to issue Ordinary Shares or Preferred Shares.

5.	Each prospectus and the Documents will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of Ordinary Shares, Preferred Shares, Rights, Warrants and Units and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

6.	The Company will offer, issue and sell the Ordinary Shares, Preferred Shares and Securities in the manner contemplated by the relevant prospectus and the Documents or agreements referred to therein and otherwise in compliance with all applicable laws.

7.	There are no records of the Company (other than the records referred to in Schedule 1), agreements, documents or arrangements other than the documents expressly referred to herein which restrict the powers and authority of the directors of the Company in any way or which would affect any opinion given herein.

8.	The Company will receive consideration in money or money’s worth for each Ordinary Share or Preferred Share issued by the Company when issued at the agreed issue price in accordance with the terms of the applicable Document, such price in any event not being less than the stated par or nominal value of each Ordinary Share or Preferred Share.

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9.	Any corporate authorisation or power of attorney given by the Company to execute a Document or agreement will remain in force and effect and will not have been revoked or varied.

10.	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the issuance and allotment of the Ordinary Shares, Preferred Shares, Rights, Warrants or Units and, insofar as any obligation expressed to be incurred under any Document or agreement under the terms of which the Company has agreed to issue Ordinary Shares, Preferred Shares or Securities is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

11.	The Company on the date hereof, on the date of entry into any Document and on the issuance of the Ordinary Shares, Preferred Shares and Securities will be able to pay its debts as they become due from its own moneys.

12.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out herein.

The opinions expressed above are subject to the following qualifications:

1.	The term "enforceable" and its cognates as used in this opinion means that the obligations assumed by any party under a document or agreement are of a type which the courts of the Cayman Islands (the "Courts" and each a "Court") enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, restructuring, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)	to the extent that any provision of a document or agreement is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of a document or agreement that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

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(g)	to the extent that the performance of any obligation arising under a document or agreement would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(j)	the effectiveness of terms a document or agreement excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the "Companies Act") on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities.

Yours faithfully

/s/ Walkers (Cayman) LLP

WalkerS (CAYMAN) LLP

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 21 May 2021, Register of Directors and Register of Officers, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands and the Fifth Amended and Restated Memorandum and Articles of Association as adopted on 20 January 2026 (the "Memorandum and Articles").

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands' General Registry's online database, searched on 26 June 2026.

3.	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands kept at the Clerk of Court's Office, George Town, Grand Cayman, examined at 9.00 am on 26 June 2026.

4.	A copy of a Certificate of Good Standing dated 17 June 2026 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

5.	Written resolutions of the board of directors of the Company dated 19 December 2025 and 4 September 2025 (collectively, the “Resolutions”).

6.	The Registration Statement on Form F-3 and preliminary prospectus filed on 26 June 2026 by the Company with the United States Securities and Exchange Commission registering up to $500,000,000 in the aggregate of the Company's Ordinary Shares, Preferred Shares, Warrants, Rights and Units under the Securities Act (as filed, the "Registration Statement").